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NationsBank Corporation
Charlotte, NC 28255
Tel 704-386-5000


Pricing Supplement No. 0165 Dated March 5, 1997   Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and            File number:  333-7229
Prospectus Supplement dated November 8, 1996)


Subordinated Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  50,000,000.00
Issue Price:                             100.000%    $  50,000,000.00
Commission or Discount:                    0.140%    $      70,000.00
Proceeds to Company:                      99.860%    $  49,930,000.00


Agent:                            NationsBanc Capital Markets, Inc., as
                                  Agent


Original Issue Date:              March 07, 1997
Stated Maturity Date:             March 07, 2037

Cusip #:                          63858S-BC-2

Form:                             Book entry only

Interest Rate:                    6.975% Fixed

Interest Payment Dates:           7th of March and September, commencing
                                  on September 7, 1997



Discount Note?                                                          No

May the Notes be redeemed by the Company prior to maturity?             No

May the Notes be repaid prior to maturity at the option of the holder?  Yes

     The Notes will be subject to repayment at the option of the holder occurring on either March 7, 2007 or March 7, 2017 at a repayment price equal to 100.0% of the principal amount of the Notes, plus accrued interest to the date of repayment, if any, upon at least 30 business days notice.